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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event report): March 23, 1999



                                  CONOCO INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                                1-14521                51-0370352
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation)                        File Number)          Identification No.)


                          600 NORTH DAIRY ASHFORD ROAD
                              HOUSTON, TEXAS 77079
             (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code: 281-293-1000



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ITEM 5.  OTHER EVENTS

         The following unaudited pro forma statement of income of Conoco Inc. ("Conoco") for the year ended December 31, 1998, was prepared by Conoco to illustrate the estimated effects of the initial public offering, the separation and related transactions from DuPont as described in the notes to these pro forma financial statements as if they had occurred as of the beginning of the period presented. Management believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the initial public offering, the separation and related transactions. The pro forma statement of income does not purport to represent what the results of operations or financial position of Conoco would actually have been if the initial public offering, the separation and related transactions had in fact occurred on such date or to project the results of operations or financial position of Conoco for any future period or date. This statement should be read in connection with, and is qualified by reference to, the consolidated financial statements included in Conoco's Annual Report on Form 10-K for the year ended December 31, 1998, as amended on March 12, 1999 (the "Form 10-K").

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro forma financial information:

               1.   Pro Forma Statement of Income for Year Ended December 31,
                    1998


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CONOCO INC.


                                             By: /s/ W. DAVID WELCH
                                                 -----------------------------
                                                 W. David Welch
                                                 Controller


Date: March 23, 1999


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                        PRO FORMA FINANCIAL INFORMATION


                        1. PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                      (in millions, except per share data)




                                                                                                         Initial
                                                                                                          Public        Pro Forma
                                                                          Pro Forma                      Offering           as
                                                          Historic       Adjustments      Pro forma     Adjustments      Adjusted
                                                         ----------      -----------      ---------     -----------     ----------
Revenues                                                    23,168          (43)(a)         23,116          (6)(d)         23,110

                                                                             (9)(b)
Cost of Goods Sold and Other Operating Expenses             13,840            -             13,840           -             13,840
Selling, General and Administrative Expenses                   736            -                736           -                736
Stock Option Provision                                         236            -                236           -                236
Exploration Expenses                                           380            -                380           -                380
Depreciation, Depletion and Amortization                     1,113            -              1,113           -              1,113
Taxes Other Than on Income                                   5,970            -              5,970           -              5,970
Interest and Debt Expense                                      199          263 (a)            462        (237)(e)            225
                                                           -------        -----             ------       -----            -------
Income Before Income Taxes                                     694         (315)               379         231                610
Provision for Income Taxes                                     244          (91)(c)            153          65 (e)            218
                                                           -------        -----             ------       -----            -------
Net Income                                                     450         (224)               226         166                392
                                                           =======        =====             ======       =====            =======

Pro Forma Earnings Per Share (Note 4)
 Basic                                                         .95                                                            .62
 Diluted                                                       .95                                                            .62


Pro Forma Weighted Average Shares Outstanding (Note 4):
 Class A                                                        37                                         154                191
 Class B                                                       437                                           -                437
                                                           -------                                       -----            -------
  Total Basic                                                  474                                         154                628
 Stock Options                                                   1                                           8                  9
                                                           -------                                       -----            -------
  Total Diluted                                                475                                         162                637
                                                           =======                                       =====            =======



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                                     CONOCO

                     NOTES TO PRO FORMA STATEMENT OF INCOME
                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

1.   BASIS OF PRESENTATION

         The unaudited pro forma statement of income for the year ended December 31, 1998, has been prepared from the consolidated statement of income for the year ended December 31, 1998, included in the Form 10-K. This unaudited pro forma statement of income is based on numerous assumptions and includes the adjustments explained in note 3 below. The unaudited pro forma statement of income has been prepared as if the initial public offering, separation and related transactions described in the following paragraphs had occurred as of the beginning of the period presented. The initial public offering, separation and related transactions described below are reflected in Conoco's consolidated balance sheet at December 31, 1998, as included in the Form 10-K, and accordingly, an unaudited pro forma balance sheet as of December 31, 1998 has not been presented. The pro forma statement of income does not purport to represent what the results of operations of Conoco would actually have been if the initial public offering, separation and related transactions had in fact occurred on such date or to project the results of operations of Conoco for any future date or period. The unaudited pro forma statement of income should be read in connection with, and is qualified by reference to, the consolidated financial statements included in the Form 10-K.

         The pro forma adjustments are based upon currently available information and contain certain estimates and assumptions. Should DuPont's ownership interest fall below 50 percent, pro forma Selling, General and Administrative expenses and guarantee and letter of credit fees would potentially increase by approximately $15 to $20 on a full year basis. In addition, certain changes were made in services historically provided to DuPont by Conoco. These changes included ceasing to provide insurance coverage to DuPont which historically has been provided through a company-owned captive insurance company and entering into new contractual commitments related to fees charged by Conoco for services provided to DuPont such as research and development and securing supplies of natural gas for various DuPont facilities. The effect of these changes are not expected to be material to Conoco's results of operations and are not reflected in the pro forma statement of income.

         Management believes the estimates and assumptions provide a reasonable basis for presenting the significant effects of the initial public offering and transactions as contemplated in the separation, and that the pro forma adjustments give appropriate effect to these estimates and assumptions and are properly applied in the pro forma statement of income.

2.   INITIAL PUBLIC OFFERING AND SEPARATION

         The initial public offering of the Class A Common Stock of Conoco commenced on October 21, 1998, and the Class A Common Stock began trading on the New York Stock Exchange on October 22, 1998. The initial public offering consisted of 191,456,427 shares of Class A Common Stock issued at a price of $23 per share, for net proceeds of $4,228, after deducting the underwriting discounts and commissions payable by Conoco. Through DuPont's ownership of 100 percent of Conoco Class B Common Stock (436,543,573 shares), DuPont owns approximately 70 percent of Conoco's Common Stock representing approximately 92 percent of the combined voting power of all classes of voting stock of Conoco at December 31, 1998.

         In July 1998, a dividend of $7,500 was declared and paid in the form of a promissory note by Conoco to DuPont. In September 1998, Conoco declared a dividend of $700 representing a reduction of


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notes receivable from DuPont. In connection with the initial public offering,
DuPont transferred to Conoco the ownership of certain subsidiaries, which consisted of oil and gas businesses and operations including the associated assets and liabilities. The transactions related to the separation primarily included the following: (a) structuring Conoco on a stand-alone basis by transferring between DuPont and Conoco, certain subsidiaries and assets and liabilities; (b) settling, to the extent specified, intercompany loans in existence prior to the initial public offering; (c) delivering a promissory note to DuPont as settlement for DuPont stock options held by Conoco employees and other employee benefits related liabilities; (d) using the net proceeds of the initial public offering to repay a portion of the long-term borrowings-related parties; and (e) entering into certain agreements with respect to employee benefit arrangements, information management, the provision of interim services, financing arrangements, tax sharing, environmental liabilities and various commercial arrangements. The transactions described above, excluding the initial public offering, are referred to herein collectively as the "separation."

     Conoco used the net proceeds from the initial public offering to repay indebtedness owed to DuPont or to purchase a portion of the indebtedness owned by certain subsidiaries of Conoco to DuPont as follows: (a) to pay accrued interest ($124) on the $7,500 promissory note and then to repay principal ($2,654) on such note to the extent necessary to reduce the principal amount to $4,846; (b) to purchase certain intercompany notes denominated in Norwegian Kroner with an aggregate principal amount of approximately $461 after conversion to U.S. dollars, together with accrued interest ($9); (c) to pay accrued interest ($8) and a portion of the principal ($820) on a certain other intercompany note to the extent necessary to reduce the principal amount to $7; and (d) to pay a portion of the principal ($152) on an intercompany demand note.

     In connection with the initial public offering, Conoco and DuPont gave certain employees of the Conoco the option, subject to specific country tax and legal requirements, to participate in the option program, which involves the cancellation of all or part of their options to purchase DuPont common stock or stock appreciation rights (SARs) with respect to DuPont common stock and the issuance by Conoco, upon such cancellation, of comparable Conoco Class A Common Stock options, or SARs with respect to Conoco Class A Common Stock. The option program was deemed a change in the terms of certain awards granted to Conoco employees. As a result, Conoco incurred a non-cash charge to compensation expense in the fourth quarter of 1998 of $236 pretax or $183 after-tax.

3. PRO FORMA ADJUSTMENTS

   Unaudited Pro Forma Statement of Income

     (a) Reflects a decrease in interest income due to settlement of notes receivable - related parties and incremental interest expense resulting from Conoco's new debt structure. The incremental interest expense was calculated by multiplying long-term borrowings - related parties ($7,500), certain intercompany notes denominated in Norwegian Kroner ($461) and certain other intercompany notes ($820) by an annual interest rate of 6.0125 percent on those borrowings and subtracting the associated historical related party interest cost of $264 for the year ended December 31, 1998. The historical related party interest cost excludes capitalized interest of $72.

     (b) Reflects the impact of changes in currency exchange rates on certain intercompany loans denominated in foreign currencies purchased by Conoco from DuPont as part of the restructuring and settlement of notes prior to the initial public offering as provided for in the separation. These loans are to Western European petroleum operations for which the local currency has been designated as the functional currency.

     (c) Reflects the impact of the pro forma adjustments (primarily increased interest expense resulting from Conoco's new debt structure) and a separate return income tax calculation method on the provision for income taxes. The historic tax provision for the period prior to the initial public offering was


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
calculated on a loss benefit method. In accordance with SEC Staff Accounting Bulletin No. 55, the pro forma provision for income taxes is calculated using a separate return method. The pro forma statement of income for the year ended December 31, 1998 reflects an increase of $6 in the pro forma provision for income taxes, due to the change to the separate return method presentation. The increase is attributable to a reduction in tax benefits resulting from the transfer of international exploration subsidiaries from one tax jurisdiction to another, partially offset by utilization of additional foreign credits against the provision of U.S. taxes.

  Initial Public Offering Adjustments

     (d) Reflects the impact of changes in currency exchange rates on certain intercompany loans denominated in foreign currencies purchased by Conoco from DuPont after the initial public offering. These loans are to Western European petroleum operations for which the local currency has been designated as the functional currency.

     (e) Represents the reduction of interest expense and the associated increase in income taxes resulting from the payment to DuPont of the borrowings described in note 2 relating to the use of net proceeds and the tax impact of the adjustment described in (d) above.

4. EARNINGS PER SHARE

     Unaudited pro forma basic earnings per share includes the shares of Conoco Class A and Class B Common Stock outstanding immediately after the initial public offering. Pro forma diluted earnings per share includes the dilutive effect of the 8.5 million shares of Class A Common Stock issuable upon exercise of Conoco stock options, after applying the treasury stock method, which were issued in the option program upon cancellation of outstanding DuPont stock options. The adjustments for the basic and diluted pro forma weighted average shares give effect to the above.



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